UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2020
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Taylor Devices, Inc. announces that Mark V. McDonough, CFO, has resigned as a director of the company as of July 30, 2020. Mr. McDonough will continue to serve the company in his current role as Chief Financial Officer. Consequently, the Board of Directors has appointed Timothy J. Sopko, currently CEO of Taylor Devices, Inc., to fill the vacant seat on the Board.

Mr. Sopko was appointed to the role of Chief Executive Officer on April 29, 2019 and is the former Vice President and General Manager of Carleton Technologies Inc. (d.b.a. Cobham Mission Systems) in Orchard Park, New York. Prior to becoming Vice President and General Manager at Carleton in 2014, Mr. Sopko, held positions of increasing responsibility including, General Manager, Director of Engineering and Programs, Director of Engineering and Director of Business Development.

Mr. Sopko’s Class 2 nomination will stand for election by shareholders at the next Annual Meeting of Shareholders to be held on October 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)
Date: August 4, 2020	By:	/s/ Mark V. McDonough
Mark. V. McDonough, Chief Financial Officer